Exhibit 99.1

Ovintiv Posts Anadarko Day Materials; Provides First Look at Strong 2019 Operational Results

Company boosts returns by reducing STACK drilling and completion costs to $6.0 million per well

Denver, January 29, 2020 — Ovintiv Inc. (NYSE, TSX: OVV) released materials associated with its Anadarko Day conference call and webcast, planned for today at 2:30 p.m. MT (4:30 p.m. ET). In addition, initial operating results for 2019 were disclosed with the Company exceeding guidance expectations.

To participate in the conference call, dial 866-211-4955 (toll-free in North America) or 647-427-7450 (international) approximately 10 minutes prior to the conference call. The live audio webcast of the conference call, including slides, will also be available on Ovintiv’s website, www.ovintiv.com, under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

“Ovintiv is an exciting and fresh new brand that captures who we are and where we’re headed,” said Ovintiv CEO Doug Suttles. “Our top-line performance has been exceptional, with our teams beating 2019 goals for financial results, operating performance, capital and production. We enter 2020 with strong momentum across the Company. We have proven that our quality assets, multi-basin scale and track record of execution are creating differentiated performance. In today’s webcast, we look forward to sharing our ongoing story of innovation and how our proven practices were rapidly applied to a new area, resulting in dramatically reduced costs and improved returns. Our position in the Anadarko Basin continues to generate very competitive returns, with the potential for even stronger performance in the future.”

Highlights from the webcast and the accompanying slide deck to include:

•	Following 90% approval of votes cast by securityholders, the Company has transitioned to Ovintiv Inc., establishing its corporate domicile in the United States.

•	Proforma full year 2019 production was 589 MBOE/d, at the high-end of the previously raised guidance range. Crude and condensate production was 228 Mbbls/d.

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Production outperformance was significantly influenced by the Anadarko Basin. Fourth quarter volumes in the Anadarko averaged 164 MBOE/d, above third quarter 2019 volumes despite an operated rig count reduction from 11 to five throughout the year. Year-over-year, the Anadarko Basin grew crude and condensate volumes 18% on a proforma basis and the region contributed more than 25% of total Company upstream free cash flow, before hedges.

•	Total proforma 2019 capital investments were $2.8 billion, at the mid-point of original guidance.

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The year 2019 was the “sixth consecutive safest year,” reflecting a continued emphasis on environment, safety and governance (ESG) initiatives. The performance was related to a variety of factors, including total recordable injury frequency (TRIF) which was 0.21 in 2019, a 25% decrease over the prior year.

•	In late 2019, the Company layered on additional commodity derivatives to mitigate price risk and ensure cash flow. An updated hedge table reflecting recent additions is provided in this release.

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Drilling and completion (D&C) costs in STACK have been reduced to $6.0 million per well, nearly double the original $1 million reduction target. Recent pacesetter wells in STACK have achieved D&C costs of $5.2 million. Reduced well costs significantly increased returns in the play.

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The Company provided more than 400 days of production data on 99 wells in the heart of its black oil STACK play. Included in the dataset were 67 Company operated “cube” black oil wells completed in 2019.

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Cycle times (spud to first production) in the Anadarko Basin were reduced by 35% over the course of 2019, leading to improved capital efficiencies. The introduction of effective supply chain management in the basin resulted in nearly $100 million of savings, with line of sight to additional cost reductions.

•	Ovintiv has more than 365,000 net acres in the Anadarko Basin with approximately 270 gross undeveloped operated DSUs with an average lateral length of over 8,500 feet.

Preliminary proforma 2019 results:

	Proforma Guidance
	Original Midpoint	Current		Proforma FY19 Results
		Low	High
Total Liquids (Mbbls/d)	310	312	316	317
Crude & condensate (Mbbls/d)	—	—	—	228
Natural Gas (MMcf/d)	1,600	1,615	1,630	1,632

Total Production (MBOE/d)	580	580	590	589

Anadarko Basin Production (MBOE/d)	—	—	—	158 (36% oil & c5+)

Capex ($B)	$2.8	—	—	$2.8

Hedge volumes as of December 31, 2019:

Natural Gas Hedges	2020
Total Benchmark Hedges	1,188 MMcf/d

Benchmark Hedges ($ / Mcf)
NYMEX Swaps	803 MMcf/d
Swap Price	$2.65

NYMEX 3-Way Option	330 MMcf/d
Short Call	$2.72
Long Put	$2.60
Short Put	$2.25

NYMEX Costless Collar	55 MMcf/d
Short Call	$2.88
Long Put	$2.50

Basis Hedges ($ / Mcf)
AECO Basis Swap	349 MMcf/d
Swap Price	($0.88)

WAHA Basis Swap	105 MMcf/d
Swap Price	($0.91)

Oil & C5+ Hedges	2020
Total Benchmark Hedges	165 Mbbls/d

Benchmark Hedges ($ / Bbl)
WTI Swaps	70 Mbbls/d
Swap Price	$57.56

WTI 3-Way Option	80 Mbbls/d
Short Call	$61.68
Long Put	$53.44
Short Put	$43.44

WTI Costless Collar	15 Mbbls/d
Short Call	$68.71
Long Put	$50.00

Differential Hedges ($ /Bbl)
WTI / Midland Swap	8 Mbbls/d
Swap Price	($1.20)

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NOTE 1: 2019 figures represent estimated preliminary and proforma results that are pending final review unless otherwise noted.

NOTE 2: TRIF is a measure of safe operations and is defined as the number of recordable injuries x 200,000 divided by exposure hours. 2018 TRIF of 0.28 represents Encana Corporation only. 2019 is proforma for Encana and Newfield combined operations.

NOTE 3: Non-GAAP measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•	Non-GAAP Upstream Free Cash Flow is a non-GAAP measure defined as Non-GAAP asset level Cash Flow in excess of capital investment, excluding net acquisitions and divestitures and hedges.

ADVISORY REGARDING OIL AND GAS INFORMATION — The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. EUR is presented as it is the most relevant specific assignable category of estimated resources. However, there is no certainty that any portion of the resources will be discovered or that it will be commercially viable to produce any portion of the estimated EUR.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS — This news release contains forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. FLS include: meeting capital outlook, returns, free cash flow, production and liquids growth targets, and repeatable performance in future years; quality of asset portfolio; estimated G&A and operating cost synergies and additional savings in well costs; ability to generate free cash flow; ability to lower costs and improve efficiencies to deliver competitive returns; benefits of cube development; and outcomes of risk management program. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include: future commodity prices and differentials; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; access to transportation and processing facilities; and expectations and projections made in light of Ovintiv’s historical experience and its perception of historical trends. Risks and uncertainties include: ability to generate sufficient cash flow to meet obligations; commodity price volatility; ability to secure adequate transportation and potential pipeline curtailments; timing and costs of well, facilities and pipeline construction; business interruption, property and casualty losses or unexpected technical difficulties; counterparty and credit risk; impact of changes in credit rating and access to liquidity, including ability to issue commercial paper; currency and interest rates; risks inherent in Ovintiv’s corporate guidance; failure to achieve cost and efficiency initiatives; risks in marketing operations; risks associated with technology; changes in or interpretation of laws or regulations; risks associated with existing or potential lawsuits and regulatory actions; impact of disputes arising with partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities; and other risks and uncertainties as described in Ovintiv’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q and as described from time to time in Ovintiv’s other periodic filings as filed on SEDAR and EDGAR.

Although Ovintiv believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, Ovintiv undertakes no obligation to update or revise any FLS.

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Further information on Ovintiv Inc. is available on the company’s website, www.ovintiv.com, or by contacting:

Investor contact: (281) 210-5110 (403) 645-3550	Media contact: (281) 210-5253

SOURCE: Ovintiv Inc.

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